Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-173733 of our report dated April 1, 2011, relating to the consolidated financial statements of Associated Materials, LLC appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings “Selected Historical Consolidated Financial Data” and “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
June 8, 2011